Exhibit 31.1

SECTION 302 CERTIFICATION

I, Scott Dunbar, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A for the period ended December 31, 2020 of Second Sight Medical Products, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 13, 2021
/s/ Scott Dunbar
Scott Dunbar
Acting Chief Executive Officer
(Principal Executive Officer)